                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
               11 7/8% SENIOR DISCOUNT NOTES DUE OCTOBER 15, 2007
                         (THE "SENIOR DISCOUNT NOTES")
                                       OF
                             KNOLOGY HOLDINGS, INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Senior Discount Notes pursuant to the Exchange
Offer described in the Prospectus dated               , 1998 (as the same may be
amended or supplemented from time to time, the "Prospectus") of KNOLOGY Holdings, Inc., a Delaware corporation (the "Company"), if certificates for the Senior Discount Notes are not immediately available, or time will not permit the Senior Discount Notes, the Letter of Transmittal and all other required documents to be delivered to United States Trust Company of New York (the
"Exchange Agent") prior to 5:00 p.m., New York City time, on               ,
1998 or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See "The Exchange
Offer -- Procedures for Tendering Senior Discount Notes" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                    UNITED STATES TRUST COMPANY OF NEW YORK

       BY FACSIMILE:                        BY MAIL:                     BY HAND BEFORE 4:30 P.M.:
       (212) 780-0592              United States Trust Company          United States Trust Company
Attention: Customer Service                of New York                          of New York
  Confirm by Telephone to:        P.O. Box 843, Cooper Station                 111 Broadway
       (800) 548-6565                  New York, NY 10276                   New York, NY 10006
                                   Attention: Corporate Trust        Attention: Lower Level Corporate
                                            Services                           Trust Window

                                BY OVERNIGHT COURIER AND BY HAND
                                        AFTER 4:30 P.M.:
                                 United States Trust Company of
                                            New York
                                    770 Broadway, 13th Floor
                                    New York, New York 10003

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE
      OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Senior Discount Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Senior Discount Notes."

Name(s) of Registered Holder(s):
---------------------------------------------------------------------------
                                           (Please Print or Type)

Signature(s):
--------------------------------------------------------------------------------
Address(es):
================================================================================
Area Code(s) and Telephone Number(s):
-------------------------------------------------------------------
Account Number:
--------------------------------------------------------------------------------
Date:
--------------------------------------------------------------------------------

             Certificate No(s).                              Principal Amount of
               (if available)                          Senior Discount Notes Tendered*

============================================     ============================================
============================================     ============================================
============================================     ============================================
--------------------------------------------     --------------------------------------------

* Must be in integral multiples of $1,000 principal amount at maturity.

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Senior Discount Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Senior Discount Notes, into the Exchange Agent's account at the book-entry transfer facility of The Depository Trust Company ("DTC")) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm                                     --------------------------------------------
  -------------------------------------          Authorized Signature

Address                                          Name
--------------------------------------------     --------------------------------------------
                                                        Please Print or Type

--------------------------------------------     Title
  Zip Code                                       --------------------------------------------
Telephone No.                                    Dated:
  ------------------------------------           --------------------------------------------

     The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Senior Discount Notes (or a confirmation of book-entry transfer of such Senior Discount Notes into the Exchange Agent's account at DTC) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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